                                                                    EXHIBIT 12.1

                          WESTFIELD AMERICA INC.
                          COMPUTATION OF RATIO 0+
                         EARNINGS TO FIXED CHARGES


                                                                                         Period From
                                                                                         February 12,
                                    For the Three Months     Year Ended    Year Ended    1994 through  Year Ended   Year Ended
                                      Ended March 31,       December 31,   December 31,  December 31,  December 31, December 31,
                                      1997      1996            1996           1995         1994(1)       1993         1992
                                    --------  ---------     -----------     -----------  ------------  -----------  ------------
                                                                             (Amounts in thousands, except ratios)


Income before income taxes            $7,964   $6,707         $24,066         $21,846        $15,241      $19,720      $28,857

Add:  Minority interest in
      consolidated real
       estate partnership                218      230           1,063              --             --           --           --

      Equity in (income)
        losses of
        unconsolidated
        real estate
        partnership                   (1,293)    (733)         (3,063)         (3,359)           386        3,177           76

      Distributions from
        unconsolidated
        real estate
        partnerships                   4,359    1,717          10,786          16,558         29,961        4,804        7,403


      Interest expense                12,860    7,482          40,233          27,916         24,156        7,160       24,652

Less: Gain on sale of
      properties and
      partnership interests               --       --              --              --             --       (2,566)     (23,428)
                                    --------  -------       ---------      ----------     ----------     --------      -------

Total Earnings Available
  to Cover Fixed Charges             $24,108  $15,403         $73,715         $62,961        $69,744      $32,295      $37,560
                                    --------  -------       ---------      ----------     ----------    ---------      -------
                                    --------  -------       ---------      ----------     ----------    ---------      -------
Total Fixed Charges-
  Interest Expense                    13,211    7,734          41,736          27,968         24,156        9,311       25,553
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Total Preferred
  Stock Dividends                      1,998        1           4,264               3           --             --           --
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Total Combined
  Fixed Charges
  and Preferred Stock
  Dividends                           15,209    7,735          46,000          27,971         24,156        9,311       25,553
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Ratio of Earnings
  to Fixed Charges                      1.82     1.99            1.77            2.25           2.89         3.47         1.47
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------
Ratio of Earnings
  to Combined Fixed
  Charges And Preferred
  Stock Dividends                       1.59     1.99            1.60            2.25           2.89         3.47         1.47
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Supplemental disclosure
  of Ratio of Funds from
  Operations ("FFO") to
  fixed charges:

FFO                                  $22,564  $18,046         $75,842         $65,792        $53,315      $60,472      $37,974

Interest expense                      12,860    7,482          40,233          27,916         24,156        7,160       24,652
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Adjusted FFO available
  to cover fixed charges              35,424   25,528         116,075          98,708         77,471       67,632       62,626
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------
Total Fixed Charges-
  Interest expense                    13,211    7,733          41,736          27,968         24,156        9,311       25,553
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Total Preferred Stock
  Dividends                            1,998        1           4,284               3
                                    --------  -------       ---------      ----------     ----------    ---------     --------

Total Combined Fixed
  Charges and Preferred
  Stock Dividends                     15,209    7,734          46,000          27,971         24,156        9,311       25,553
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------
Ratio of FFO to
  Fixed Charges                         2.68     3.30            2.78            3.35           3.21         7.26         2.45
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------
Ratio of FFO to Combined Fixed
  Charges and Preferred Stock
  Dividends                             2.33     3.30            2.52            3.35           3.21         7.26         2.45
                                    --------  -------       ---------      ----------     ----------    ---------     --------
                                    --------  -------       ---------      ----------     ----------    ---------     --------


(1) The computation for the forty two days ended February 11, 1994 is not meaningful.